As filed with the Securities and Exchange Commission on November 8, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	99-0212597
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

220 South King Street
Honolulu, Hawaii 96813
Telephone: (808) 544-0500
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Glenn K. C. Ching
Senior Vice President and General Counsel
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Terrence A. Everett, Esq.
Carlsmith Ball LLP
444 S. Flower Street, Ninth Floor
Los Angeles, CA 90071

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction ID. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each		Proposed Maximum	Proposed Maximum
class of securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be registered	registered (1)	Per Unit (2)	Price (2)	Registration Fee
Common Stock, no par value per share	600,000 shares	$36.64	$21,984,000.00	$2,352.29

(1)	In the event of a stock split, stock dividend or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover additional shares in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for purposes of determining the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average high and low sale prices of the registrant’s common shares as reported on the New York Stock Exchange on November 6, 2006.

PROSPECTUS
CENTRAL PACIFIC FINANCIAL CORP. DIRECT PURCHASE AND DIVIDEND REINVESTMENT PLAN
Common Stock
CUSIP #154760102
The Direct Purchase and Dividend Reinvestment Plan (the “Plan”) of Central Pacific Financial Corp. (“CPF”) provides participants with a convenient and economical method of purchasing shares of CPF’s common stock, no par value (“Common Stock”), and reinvesting cash dividends paid on Common Stock in additional shares of Common Stock. Participation in the Plan is open to any registered holder of Common Stock and to any person who becomes a registered holder of Common Stock by enrolling in the Plan, paying a one-time account set-up fee of $10 and either making an initial investment of at least $250 or authorizing automatic monthly cash investments of at least $25. Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) are not eligible until they become stockholders of record either by withdrawing the shares from their brokerage account and registering the shares in their own name or by enrolling in the Plan in the same manner as a non-stockholder.
Participants in the Plan may elect to have the cash dividends paid on all or a percentage of their shares of Common Stock automatically reinvested in additional shares of Common Stock. Participants may also purchase additional shares of Common Stock by making optional cash investments in accordance with the provisions of the Plan. Holders of Common Stock who choose not to participate in the Plan will continue to receive cash dividends on shares of Common Stock registered in their name, as declared, by check or direct deposit.
Shares of Common Stock purchased by participants in the Plan may be new issue Common Stock or, at CPF’s option, Common Stock purchased in the open market or in negotiated transactions. New issue Common Stock is purchased from CPF at the market price on the applicable investment date. The price of Common Stock purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased.
This Prospectus describes and constitutes the CPF Direct Purchase and Dividend Reinvestment Plan. A complete description of the Plan begins on page 6 of this Prospectus.
Shares of Common Stock offered under the Plan to persons who are not currently registered holders of Common Stock are offered through Wells Fargo Investments, LLC, a registered broker/dealer.
CPF is a Hawaii-based bank holding company organized under the laws of the State of Hawaii on February 1, 1982. Through our subsidiaries and affiliates, we provide a full range of banking, investment and trust services for businesses and retail customers. Our principal executive offices are located at 220 South King Street, Honolulu, Hawaii 96813; our telephone number is (808) 544-0500. Our Common Stock is traded on the New York Stock Exchange under the symbol “CPF.”
This Prospectus incorporates business and financial information about CPF that is not included in or delivered with this Prospectus. This information is available to you without charge upon written or oral request. See “WHERE YOU CAN FIND MORE INFORMATION” on page 17.
See “Risk Factors” on page 4 for matters to consider before participating in the Plan or before purchasing shares of our Common Stock.
PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT A SOLICITATION OF AN OFFER TO BUY SECURITIES, IN ANY STATE OR COUNTRY WHERE THE OFFER OR SALE IS NOT PERMITTED.
THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.
Prospectus dated November 8, 2006

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CENTRAL PACIFIC FINANCIAL CORP. SINCE THE DATE HEREOF. NO DEALER, BROKER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

Unless the context otherwise requires, in this Prospectus “CPF” “the Company,” “we,” “our,” and “us” refer to Central Pacific Financial Corp. and its subsidiaries.
RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this Prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference in this Prospectus. The risks and uncertainties described in this Prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this Prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our Common Stock could decline significantly, and you may lose part or all of your investment.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in our future filings with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), in press releases, and in oral and written statements made by or with the approval of us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of CPF or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•	Changes in the level of non-performing assets and charge-offs.
•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•	Inflation, interest rate, securities market and monetary fluctuations.
•	The results and impact of regulatory examinations or reviews and subsequent compliance with any requested remedial actions.
•	The costs, effects and consequences of legal, regulatory and governmental developments, proceedings and actions, their resolution, responding to regulatory and governmental inquiries, and addressing regulatory developments.
•	Political instability.
•	Acts of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•	Changes in consumer spending, borrowings and savings habits,
•	Changes in the financial performance and/or condition of our borrowers.
•	Technological changes.
•	Acquisitions and integration of acquired businesses.
•	The ability to increase market share and control expenses.
•	Changes in the competitive environment among financial holding companies and other financial service providers.
•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, which we and our subsidiaries must comply).
•	The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•	Changes in our organization, compensation and benefit plans.
•	Greater than expected costs or difficulties related to the integration of new products and lines of business.
•	Our success at managing the risks involved in the foregoing items.
Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.
DIRECT REGISTRATION
CPF is a participant in the Direct Registration System (DRS). DRS is a method of recording shares of stock in book-entry form. Book-entry means that your shares are registered in your name on the books of the company without the need for physical certificates and are held separately from any Plan shares you may own. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. With DRS stockholders can:
•	Eliminate the risk and cost of storing certificates in a secure place
•	Eliminate the cost associated with replacing lost, stolen, or destroyed certificates
•	Move shares electronically to their broker
HOW TO BEGIN. Any future share transactions will be issued in book-entry form rather than physical certificates unless you specify otherwise. You may convert any stock certificate(s) you are currently holding into book-entry form. Send the stock certificate(s) to the Plan Administrator with a request to deposit them to your DRS account. There is no cost to you for this custodial service and by doing so; you will be relieved of the responsibility for loss or theft of your certificate(s). Your certificate(s) should not be endorsed, and we recommend sending your certificate via registered insured mail for 3% of the current market value.
ELECTRONIC SHARE MOVEMENT. You may choose to have a portion or all of your book-entry (DRS) or Plan shares delivered directly to your broker by contacting your broker/dealer. When using your broker to facilitate a share movement, provide them with a copy of your DRS account statement.

DESCRIPTION OF THE PLAN
1. What is the purpose of the Plan?
The Plan provides participants with a convenient and economical method of systematically increasing their ownership interest in CPF through direct purchases of Common Stock and the reinvestment of cash dividends in additional shares of Common Stock. CPF may use the Plan to raise capital for general corporate purposes through the sale to participants of new issue Common Stock.
2. What features does the Plan offer?
The Plan has the following features:
•	OPEN TO NON-STOCKHOLDERS — If you do not currently own shares of Common Stock you may become a participant in the Plan by paying an enrollment fee of $10 and either making an initial investment of at least $250 or authorizing automatic monthly cash investments of at least $25.
•	AUTOMATIC REINVESTMENT OF DIVIDENDS — Cash dividends paid on all or a specified percentage of shares of Common Stock are automatically reinvested in additional shares of Common Stock.
•	OPTIONAL CASH INVESTMENTS — You may make optional cash investments in Common Stock of a minimum of $25 per investment up to an aggregate of $25,000 per calendar month. Optional cash investments may be made by monthly automatic withdrawal or by check as you desire.
•	FULL INVESTMENT OF PLAN FUNDS — Funds invested in the Plan are fully invested through the purchase of fractional shares, computed to three decimals, as well as full shares.
•	AUTOMATED REQUESTS — You may establish automated privileges for your Plan accounts, enabling you to execute certain Plan orders by phone or online.
•	SHARE SAFEKEEPING — You may deposit for safekeeping certificates representing shares of Common Stock held in physical certificate form, whether or not the shares were issued under the Plan, at no cost to you.
•	ACCOUNT STATEMENTS — Account statements detailing your Plan activities are mailed to you following each Plan or DRS transaction.
3. What are some considerations prior to participating in the Plan?
You should consider the following prior to participating in the Plan:
•	FEES — See “FEE DISCLOSURE TABLE” in Question 17 below.

•	INVESTMENT TIMING; PRICE RISKS — Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose certain advantages otherwise available from being able to select the timing of your investment. For example, because the price charged to you for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased and may be over a period of days following an investment date, you may pay a higher price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

•	NO INTEREST PENDING INVESTMENT — No interest is paid on optional cash investments pending their investment in Common Stock.

4. Who is the Plan Administrator and what does the Plan Administrator do?
As of the date of this Prospectus, administration of the Plan is handled by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”). The Plan Administrator is responsible for the clerical and ministerial administration of the Plan, including receiving initial and optional cash investments of participants, forwarding funds received from or on behalf of participants to a registered broker/dealer for purchases of Common Stock, issuing statements to participants of their Plan account activities and performing certain other administrative duties related to the Plan.
The Plan Administrator is responsible for purchasing and selling shares of Common Stock for your Plan account, including the selection of the broker or dealer through which Plan purchases and sales are made. We have no control over the times or prices at which the Plan Administrator effects transactions in the open market or the selection of the broker or dealer used by the Plan Administrator.
5. How do I contact the Plan Administrator?
You may contact the Plan Administrator by the following means:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified/Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139
Fax: 1-651-450-4085
Tel: 1-800-468-9716
Tel: 1-651-450-4064 (outside the United States)
An automated voice response system is available
24 hours a day, 7 days a week. Customer Service
Representatives are available from of 7:00 a.m. to
7:00 p.m., Central Standard Time, Monday through Friday
Internet:
General Information- www.wellsfargo.com/shareownerservices
Stockholder Account Access- www.shareowneronline.com
6. What automated privileges are available under the Plan?
TELEPHONE. You may establish automated privileges for your Plan account, enabling you to execute the following Plan orders by telephone:
•	sell all or a portion of your Plan shares, if the current market value of the shares to be sold is $25,000 or less and you have a United States bank account
•	request a certificate for all or a portion of your Plan shares, if the current market value of the shares to be issued is $50,000 or less
•	change the dollar amount of or terminate automatic monthly withdrawals from your bank account
Certain restrictions may apply.
To establish automated telephone privileges for your Plan account, you will need to submit an Account Authorization Form and select a Personal Identification Number (PIN). If your registration is in single ownership you may contact the Plan Administrator via telephone to establish a PIN.

ONLINE. You may establish automated privileges for your Plan account, enabling you to execute the following Plan orders online:
•	enroll in the Plan
•	Sell all or a portion of your Plan shares if the current market value of the shares to be sold is $25,000 or less, you have a United States bank account and, for joint accounts, you have previously authorized automated account access
•	authorize, change or terminate automatic monthly withdrawals from your bank account
•	change your dividend reinvestment option (example: change from full reinvestment to partial reinvestment)
Certain restrictions may apply.
You will need your 10-digit Wells Fargo account number (which is listed on your account statement), your Social Security number, and your email address.
To create an account for online account access:
For stockholders of record: Go to www.shareowneronline.com and click on the box titled “First Time Visitor Sign Up,” and follow the instructions found on the “First Time Visitor New Member Registration” page. You will need your 10-digit Wells Fargo account number (which is listed on your account statement), your Social Security number, and your email address.
For non-stockholders of record: Go to www.shareowneronline.com and click on the box titled “Purchase Shares from a Direct Purchase Plan,” and follow the instructions found on the “First Time Visitor New Investor Select A Company” page.
Once you have successfully signed up, you will receive an e-mail notifying you that your account information is available. Stockholders of record will also receive a written confirmation in the mail.
7. What forms do I use for enrollment in the Plan and for transactions under the Plan, and how are these forms obtained?
ACCOUNT AUTHORIZATION FORM. An Account Authorization Form is used to enroll in the Plan and to establish or change automatic cash withdrawal and investment dollar amount, automated privileges, and/or direct deposit of dividends. Account Authorization Forms can be obtained online or from the Plan Administrator upon request.
TRANSACTION REQUEST FORM. A Transaction Request Form is used to make optional cash investments, sell your Plan shares, deposit your physical certificate shares with the Plan Administrator, discontinue or change your automatic cash withdrawal and investment dollar amount, and terminate your participation in the Plan. A Transaction Request Form is attached to each account statement mailed to participants. Transaction Request Forms can be obtained from the Plan Administrator upon request.
8. Who is eligible to participate in the Plan?
Any person or entity, whether or not currently a registered holder of Common Stock, may participate in the Plan by enrolling in accordance with the applicable procedures (see “HOW DO I ENROLL IN THE PLAN IF I AM A CPF STOCKHOLDER in Question 9 and “HOW DO I ENROLL IN THE PLAN IF I AM NOT CURRENTLY A CPF STOCKHOLDER” in Question 10 below). We reserve the right to deny, modify, suspend or terminate participation by any person or entity (see “OTHER PLAN INFORMATION” — “DENIAL OR TERMINATION OF PARTICIPATION BY CPF”).
Note: Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

9. How do I enroll in the Plan if I am a CPF stockholder?
If you are a registered holder of Common Stock, you may enroll in the Plan online (see “WHAT AUTOMATED PRIVILEGES ARE AVAILABLE UNDER THE PLAN”—“ONLINE” in Question 6) or complete an Account Authorization Form and return it to the Plan Administrator at the address set forth on the form. If you are a beneficial owner of Common Stock whose only shares are held in the name of a bank, broker or other nominee, you must either (a) arrange for the bank, broker or nominee to register in your name the number of shares of Common Stock that you want to participate in the Plan and then enroll online or submit an Account Authorization Form, or (b) enroll online or submit an Account Authorization Form and become a stockholder of record by enrolling in the Plan in the same manner as a non-stockholder (see “HOW DO I ENROLL IN THE PLAN IF I AM NOT CURRENTLY A CPF STOCKHOLDER” in Question 10).
10. How do I enroll in the Plan if I am not currently a CPF stockholder?
If you are not a registered holder of Common Stock, you must enroll online (see “WHAT AUTOMATED PRIVILEGES ARE AVAILABLE UNDER THE PLAN”— “ONLINE” in Question 6). You must also make an initial cash investment of at least $250 or authorize automatic monthly cash investments of at least $25. You need only include a check in the amount of the first optional cash investment which must be at least $25 plus the $10 enrollment fee. If you enroll online, your enrollment fee and initial cash investment or automatic monthly cash investment funds will be automatically debited from your bank account. A maximum of $25,000 may be initially invested in the Plan.
11. What are my dividend reinvestment options?
DIVIDEND REINVESTMENT GENERALLY. By participating in the Plan, you may have the cash dividends paid on all or a percentage of your shares of Common Stock automatically reinvested in Common Stock on the dividend payment date. THE PAYMENT OF DIVIDENDS ON COMMON STOCK IS AT THE DISCRETION OF CPF’S BOARD OF DIRECTORS. CPF’s Board of Directors has the right to stop paying or to change the amount of dividends at any time.
You may send in optional cash investments with any of the dividend reinvestment options below (See “WHAT ARE MY OPTIONS FOR CASH INVESTMENT” in Question 13). You may change your reinvestment option at any time by going online or calling (See “WHAT AUTOMATED PRIVILEGES ARE AVAILABLE UNDER THE PLAN” in Question 6) or sending written notice to the Plan Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until after that dividend has been paid.
FULL DIVIDEND REINVESTMENT. If you elect this option, the Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on all shares of Common Stock held by you in physical certificate form or book-entry (DRS) and on all shares of Common Stock held in your Plan account, including fractional shares and shares purchased with optional cash investments made under the Plan.
PARTIAL DIVIDEND REINVESTMENT. If you elect this option, you must select the percentage (from 10% to 90%, in increments of 10%) of the total number of shares of Common Stock held by you in physical certificate form or book-entry (DRS) or held in your Plan account with respect to which you want cash dividends reinvested. The Plan Administrator will reinvest in additional shares of Common Stock all cash dividends paid on the specified percentage of shares. You will receive CPF dividends by check or direct deposit, when declared and paid, only for those shares not subject to dividend reinvestment.
CASH PAYMENTS ONLY. If you elect this option, you will continue to receive, as declared, by check or direct deposit, cash dividends paid on shares of Common Stock held by you in physical certificate form or book-entry (DRS), if available, and on all shares of Common Stock in the Plan including shares acquired in your Plan account through optional cash investments.
DIRECT DEPOSIT OF DIVIDENDS. You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, and complete and return the Form to the Plan Administrator. Be sure to include a voided check for checking accounts or a savings deposit slip for savings accounts. If your stock is jointly owned, all owners must sign the form.

12. When are dividends paid?
Dividends on Common Stock have historically been paid on the third Friday of March, June, September and December. The third Friday of February, May, August, and November, respectively, have generally been the record dates for such dividends.
13. What are my options for cash investment?
See the “FEE DISCLOSURE TABLE” in Question 17 below for any fees that may apply. You are under no obligation to make additional cash investments.
INITIAL CASH INVESTMENT. If you are not a registered holder of Common Stock, you must include an initial cash investment of at least $250 with your completed Account Authorization Form or authorize automatic monthly cash investments of at least $25. For automatic monthly cash investments, your first investment of at least $25 must be made by check except if you enroll online. In either case, you must also pay a $10 one-time enrollment fee (see “FEE DISCLOSURE TABLE” in Question 17). If you choose to enroll online, your enrollment fee and initial cash investment or automatic monthly cash investment funds will be automatically debited from your bank account and you need not send any check. If you are a stockholder of record, no initial investment or enrollment fee is required.
OPTIONAL CASH INVESTMENTS. You may make optional cash investments at any time by personal check, along with a Transaction Request Form from one of your Account Statements, or monthly by automatic cash withdrawals from a designated United States bank account. You may vary these optional cash investments from a minimum of $25 per investment up to a maximum of $25,000 per calendar month. Initial cash investments are included in the month in which they are made for purposes of determining whether the $25,000 maximum has been reached.
CHECK. Optional cash investments made by check must be accompanied by a completed Transaction Request Form and received by the Plan Administrator no later than two business days prior to an investment date for an initial cash investment and one business day prior to an investment date for optional cash payments; otherwise, optional cash investments are held by the Plan Administrator for investment on the next month’s investment date. Optional cash investments made by check must be payable to “Shareowner Services” in U.S. funds.
AUTOMATIC CASH WITHDRAWAL AND INVESTMENT. In addition to making optional cash investments by check, you may authorize monthly automatic withdrawals from a designated U.S. bank account. Your bank account is debited on the 5th day of each month or, if that day is not a business day, on the next business day following the 5th day. Those funds will be invested on the investment date which is the 10th day of every month. If that day is not a business day, the funds will be invested on the next business day following the 10th day of the month. Participants do not receive any confirmation of the transfer of funds other than as reflected in their monthly Plan account statements and in their bank account statements. The minimum withdrawal amount is $25 and the maximum aggregate investment during any calendar month is $25,000.
You may authorize automatic cash withdrawals online or complete and sign the Bank Authorization Agreement section of the Account Authorization Form and return it to the Plan Administrator together with a voided blank check for checking accounts or a savings deposit slip for savings accounts from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the request. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by going online or by completing a Plan Transaction Request Form and returning it to the Plan Administrator. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least fifteen business days prior to the investment date.
A participant may obtain the return of any cash investment upon request received by the Plan Administrator on or before the second business day prior to the date on which it is to be invested. See “OPTIONAL CASH INVESTMENTS” in Question 16.

NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL OPTIONAL CASH INVESTMENTS, INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO THE COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.
During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.
If any optional cash contribution, including payments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover the returned funds fee (see “FEE DISCLOSURE TABLE” in Question 17) for each optional cash investment returned unpaid for any reason, and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.
14. What is the source of shares purchased by Plan participants?
Shares purchased under the Plan are newly issued Common Stock that CPF has registered under the Securities Act, or Common Stock purchased by the Plan Administrator in the open market or in negotiated transactions. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than 30 calendar days) after the applicable investment date, subject to any waiting periods required under applicable securities laws or stock exchange regulations. We determine the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on the frequency with which we can change our determination, may change such determination from time to time without notice to Plan participants. We expect that generally all Plan purchases will be newly-issued Common Stock.
15. How is the price of shares purchased under the Plan determined?
The price per share of new issue Common Stock is the average of the high and low sale prices of the Common Stock (as reported on the New York Stock Exchange Composite Tape) on the applicable investment date or, if the New York Stock Exchange is closed on the investment date, on the next preceding day the New York Stock Exchange is open. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. The Plan Administrator may in its discretion commingle participants’ funds for the purpose of purchasing shares. Because the prices at which shares are purchased under the Plan are determined as of specified dates or as of dates otherwise beyond the control of participants, you may lose any advantage otherwise available from being able to select the timing of their investment. Your account will be credited with the number of full and fractional shares, computed to three decimal places.
16. When are cash dividends reinvested and optional cash investments made?
DIVIDEND REINVESTMENT. Cash dividends are reinvested on the applicable dividend payment date or, if the dividend payment date is not a business day, on the next business day following the dividend payment date. If a participant’s Account Authorization Form is received by the Plan Administrator on or before the record date for a particular dividend, dividend reinvestment will begin with respect to dividends paid on the next dividend payment date. If the Account Authorization Form is received by the Plan Administrator after the record date, dividend reinvestment will not begin until the dividend payment date following the next record date.

OPTIONAL CASH INVESTMENTS. Optional cash investments are made on the 10th day of each month or, if the 10th is not a business day, on the next business day following the 10th day.
17. What are the fees associated with participation in the Plan?
BROKERAGE COMMISSIONS. Brokerage commissions payable with respect to sales of Plan shares are deducted from the proceeds payable to participants.
SERVICE FEES. Participants pay a service fee in connection with sales of Plan shares. The service fee is in addition to brokerage commissions and is deducted from the proceeds payable to participants.
COMMISSIONS AND FEES SUBJECT TO CHANGE. CPF may change from time to time the amount of commissions and fees charged participants upon 30 days prior notice to participants.
FEE DISCLOSURE TABLE

Certificate Deposit	Company paid

Certificate Issuance	Company paid

Enrollment Fee	$10.00

Investment Fees
via dividend reinvestment	Company paid
via optional cash investment	Company paid
via automatic withdrawal	Company paid
purchase commission	Company paid

Sale Fees
service fee	$15.00 per transaction
sale commission	$0.10 per share

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item

Prior Year Duplicate Statements	$15.00 per year

18. When will I receive account statements and what information will these statements include?
Following each purchase or other transaction involving your account, you will be furnished with a statement that includes:
1.	The amount of any investment from:
a.	cash dividends paid on shares registered in your name

b.	cash dividends paid on full and fractional Plan shares in your account

c.	cash investments
2.	The date of the transaction

3.	The number and price per share of any Plan shares purchased for your account

4.	The number and price per share of any Plan shares sold from your account

5.	The number of Plan shares withdrawn from or deposited to your account by you

6.	The fees and brokerage commission, if any, for the transaction

7.	The total number of Direct Registration Shares (book-entry), shares held in certificate form and Plan shares in your account

8.	A year-to-date summary of transactions in your account

These statements contain information that is required for tax reporting purposes. Therefore, it is imperative that you keep the statements until Plan shares have been disposed of and all tax obligations have been met. If this information is lost, a written request stating the information required may be sent to the Plan Administrator at the address contained in this Prospectus. A fee for past account information may be charged (see “FEE DISCLOSURE TABLE” in Question 17).
19. Will I receive stock certificates for the shares purchased under the Plan?
Plan purchases are credited to your account and shown on your account statement. You do not receive certificates for your Plan shares unless requested. This protects against loss, theft or destruction of stock certificates and reduces CPF’s administrative costs associated with the Plan. You may obtain certificates for some or all full Plan shares at any time by submitting a written request or contacting the Plan Administrator via phone. Your request should specify the number of full Plan shares to be withdrawn from your account. Stock certificates will be issued to the registration on record and sent to the address of record. Stock certificates for fractional shares are not issued under any conditions.
You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.
20. Can I deposit share certificates for safekeeping?
At any time beginning with enrollment in the Plan, you may deposit with the Plan Administrator physical certificates representing shares of Common Stock, whether or not the shares were acquired under the Plan, at no cost to you. To use this service, you must send your physical certificates to the Plan Administrator with a properly completed Transaction Request Form or Account Authorization Form. Shares represented by certificates deposited with the Plan Administrator are credited to your account and thereafter are treated as if acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator.
We strongly recommend that you use registered or certified mail to mail your certificates to the Plan Administrator, insuring the certificates for 3% of the current market value of the shares represented thereby. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost. YOU SHOULD NOT ENDORSE YOUR CERTIFICATES PRIOR TO MAILING.
21. Can I transfer my Plan shares to someone else?
You may transfer your Plan shares to a Plan account of another person subject to compliance with any applicable laws. To do this, you must complete and sign a stock power form and return to the Plan Administrator. The signature of the transferring participant on the stock power must be medallion guaranteed by an eligible financial institution. Stock powers can be obtained online or from the Plan Administrator. If the person to whom the shares are transferred to is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan.
22. How do I sell my shares?
You may sell some or all of your shares by phone or online if the current market value of the shares requested to be sold is $25,000 or less, and you have previously authorized automated privileges. You may also submit a completed Transaction Request Form or a written request to the Plan Administrator. If you are requesting net proceeds to be automatically deposited to a bank checking or savings account, you must provide a voided blank check for checking accounts or a blank savings deposit slip for savings accounts. If you are unable to provide a voided check or a savings deposit slip, your request must have your signature(s) medallion guaranteed for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued. Your request for sale should specify the number of shares to be sold. All authorized signers are to sign their written request as it appears on their account statement.

Shares to be sold may be aggregated with shares of other participants to be sold and the proceeds distributed to each participant based on the weighted average sale price. If you sell or otherwise dispose of all shares held in physical certificate form and/or book-entry form (DRS), dividends on all Plan shares will continue to be reinvested as you have elected unless you notify the Plan Administrator otherwise. The Plan Administrator executes the order on behalf of the participant in the open market or in negotiated transactions. The Plan Administrator will make best efforts to process a sale order on the next business day following receipt of a properly completed request form, but best efforts is not a guarantee of a specific date or specific price. There also must be sufficient volume and the request must be received on a business day when the relevant securities market is open. After settlement of the sale, the Plan Administrator will send you a check for the net proceeds of the sale. The proceeds are based on the weighted average price at which the shares were sold less brokerage commissions and service fees charged by the Plan Administrator.
Selling participants should be aware that the share price of Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. You should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by you.
23. How does a participant terminate participation in the Plan?
Participants may terminate their participation in the Plan at any time as follows: You may terminate your participation in the Plan by contacting the Plan Administrator via phone (see “WHAT AUTOMATED PRIVILEGES ARE AVAILABLE UNDER THE PLAN?” — “TELEPHONE” in Question 6). You may also submit the appropriate information on a Transaction Request Form or submit a written request to the Plan Administrator. Requests for termination should be signed by the authorized signer(s) as their name(s) appears on their account statement. If your request is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan.
If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant’s account.
If a participant requests to transfer all shares in his Plan account between a dividend record date and payable date, his transfer request will be processed; however, his Plan account will not be terminated. You may receive additional dividend reinvestment shares which will require you to submit a written request to transfer the additional shares. In addition, termination requests of participants making optional cash investments by automatic cash withdrawal must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next optional cash investment.
Your termination notice should specify whether to 1) convert all your full Plan shares to book-entry (DRS) for all full Plan shares and sell the remaining fraction; 2) sell all of your Plan shares; or 3) convert a specified number of full Plan shares to book-entry (DRS) for a specified number of full shares and sell the remaining shares. Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares sold.
After termination, previous participants may re-enroll in the Plan by going online or submitting a new Account Authorization Form and complying with all other enrollment procedures (see “HOW DO I ENROLL IN THE PLAN IF I AM A CPF STOCKHOLDER” in Question 9 and “HOW DO I ENROLL IN THE PLAN IF I AM NOT CURRENTLY A CPF STOCKHOLDER” in Question 10). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, CPF reserves the right to deny participation in the Plan to previous participants who CPF or the Plan Administrator believes have been excessive in their enrollment and termination.
At the direction of CPF, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or held through the Plan.

24. What are the U.S. federal income tax consequences of participating in the Plan?
THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.
DIVIDEND INCOME. Reinvested dividends are treated for federal income tax purposes in the same manner as if the participant had received the dividends in cash on the applicable dividend payment date. Brokerage commissions paid by CPF on behalf of a participant are treated as taxable dividend income to the participant and reported accordingly.
COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased with reinvested dividends or optional cash investments is the purchase price of the shares.
GAINS AND LOSSES FROM THE SALE OF SHARES. Participants do not realize any taxable income from the issuance of certificates representing Plan shares. Participants may realize gain or loss, however, at the time the shares are sold by the Plan Administrator or by the participants after withdrawal of the shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount the participant receives for the shares and the cost basis of the shares.
IRS REPORTS. The Plan Administrator reports dividend income to participants and the IRS on Form 1099-DIV. The Plan Administrator reports the proceeds from the sale of Plan shares to the selling participants and the IRS on Form 1099-B.
DIVIDENDS SUBJECT TO WITHHOLDING. A participant’s dividends are subject to federal withholding if the participant fails to provide a taxpayer identification number to the Plan Administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the Plan Administrator reinvests an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income. Account statements will reflect the amount of dividends reinvested and tax withheld.
OTHER PLAN INFORMATION
STOCK DIVIDENDS AND STOCK SPLITS. Any shares distributable to a Plan participant pursuant to a stock dividend on, or stock split of shares registered in physical certificate, DRS shares or credited to the account of a Participant under the Plan will be added to the Participant’s account and not mailed or delivered directly to the Participant. The Participant, however, may request the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to the Participant’s account (see “WILL I RECEIVE STOCK CERTIFICATES FOR THE SHARES PURCHASED UNDER THE PLAN” in Question 19). If a participant sends a notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant’s account.
DIVIDEND AND VOTING RIGHTS. Dividend and voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares of Common Stock purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.
VOTING OF PLAN SHARES. For each meeting of stockholders, participants receive proxy materials that allow them to vote their Plan shares by proxy. Alternatively, participants can elect to vote their Plan shares in person at the meeting.

LIMITATION OF LIABILITY. In administering the Plan, neither CPF, the Plan Administrator nor the Independent Agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants.
The Plan Administrator is acting solely as agent of CPF and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.
The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or CPF.
In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.
The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
The Plan Administrator shall not be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
MODIFICATION OR TERMINATION OF THE PLAN. CPF may suspend, modify or terminate the Plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of such suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant’s account. Upon any whole or partial termination of the Plan by CPF, each affected participant will have all full Plan shares converted to book-entry (DRS) and a check, less applicable fees and commissions, in the amount of the market value of any fractional Plan share.
DENIAL OR TERMINATION OF PARTICIPATION BY CPF. The Plan Administrator may terminate a participant’s participation in the Plan if the participant does not own at least one full share in the participant’s name (physical certificate or DRS) or held through the Plan. CPF also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent CPF deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will have all full Plan shares converted to book-entry (DRS) and a check, less applicable fees and commissions, in the amount of the market value of any fractional Plan share.
PLAN OF DISTRIBUTION. CPF may from time to time inform the general public about the Plan through announcements, pamphlets, newspaper advertisements, circulars, notices and investor communications. CPF may also from time to time inform prospective participants with whom CPF has a preexisting, continuing relationship (such as shareholders, customers and employees of CPF or its subsidiaries) about the Plan by including information with other regular written communications with them, such as billings, statements, annual reports or payroll materials.

USE OF PROCEEDS
The proceeds from the sales, if any, of new issue Common Stock pursuant to the Plan are expected to be used for general corporate purposes. CPF has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold.
WHERE YOU CAN FIND MORE INFORMATION
Registration Statement
CPF has filed a registration statement on Form S-3 (the “Registration Statement”) with the Commission registering under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock to be offered for purchase by Plan participants. This Prospectus is part of that Registration Statement. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. A copy of the Registration Statement may be inspected or obtained in the manner described below. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to CPF and the shares of Common Stock offered hereby. Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.
SEC Filings
CPF is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by CPF with the Commission can be inspected and copied at the Public Reference Room of the Commission, at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at
1-800-SEC-0330. Such materials also may be accessed through the Commission’s Internet Web site located at http://www.sec.gov. Reports, proxy statements and other information filed by CPF also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
Incorporation of Certain Documents by Reference
The SEC allows us to “incorporate by reference” into this Prospectus information that we file with the SEC. This means that we can satisfy our disclosure obligations to you by referring you to SEC documents that contained this information. Information contained in a document that is incorporated by reference is considered part of this Prospectus. Information contained in documents that we file with the SEC after the date of this Prospectus may update or supersede information in this Prospectus and information in documents incorporated by reference.
The following documents filed by CPF with the SEC pursuant to the Exchange Act are incorporated by reference in this Prospectus:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006.

•	Current Reports on Form 8-K filed on January 24, 2006, January 31, 2006, February 24, 2006, April 25, 2006, July 7, 2006 and October 31, 2006.

•	The description of the Registrant’s common stock contained in the Registrant’s registration statement filed by the Registrant pursuant to Section 12(b) of the Exchange Act and any amendment or reports filed that update the description.
All documents filed by CPF with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
CPF will provide without charge to each person to whom this Prospectus is delivered (including any beneficial owner of shares of Common Stock), upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference. Written or telephone requests should be directed to Investor Relations, Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813, telephone (808) 544-0500.
EXPERTS
The consolidated financial statements of CPF as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

CENTRAL PACIFIC FINANCIAL CORP.
DIRECT PURCHASE AND DIVIDEND REINVESTMENT PLAN
CUSIP # 154760102

PROSPECTUS

November 8, 2006
Common Stock

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PART II
Information Not Required in Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

SEC registration fee	$2,352.29
Printing costs for Registration Statement, Prospectus and related documents	$6,440.00	(est.)
Accounting fees and expenses	$25,000.00	(est.)
Legal fees and expenses	$18,000.00	(est.)
Miscellaneous	$3,000.00	(est.)
Total	$54,792.29	(est.)
Item 15. Indemnification of Directors and Officers.
Section 414-242 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:
•	the individual conducted himself or herself in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual s conduct was in the best interests of the corporation, and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; or

•	the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.
To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the Hawaii Business Corporation Act to indemnify such director for reasonable expenses incurred thereby.
Under Section 414-244 of the Hawaii Business Corporation Act, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the Hawaii Business Corporation Act a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.
Further, under Section 414-246 of the Hawaii Business Corporation Act, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:
•	by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director’s judgment when voting on the decision being made;

•	by special legal counsel; or

•	by a majority vote of the shareholders.

Under Section 414-247 of the Hawaii Business Corporation Act, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:
•	to the same extent as a director; and

•	if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.
The above-described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the Hawaii Business Corporation Act and may apply to a court under Section 414-245 of the Hawaii Business Corporation Act for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.
The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions, except as limited by Section 414-32 of the Hawaii Business Corporation Act. Our Restated Articles of Incorporation as amended, do not address the matter of indemnification of directors and officers, however, the provisions of our Restated Bylaws relating to indemnification of directors and officers are substantially the same as the provisions of the Hawaii Business Corporation Act described above as related to the corporations obligations and authority to indemnify its directors and officers.
We have purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Registrant, or is or was serving at the request of Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provisions of our Restated Bylaws.
Item 16. Exhibits.
Reference is made to the attached Exhibit Index.
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of Prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Registrant is relying on Rule 430B:
     (A) Each Prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and
     (B) Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectuses first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Central Pacific Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Honolulu, State of Hawaii on October 25, 2006.

CENTRAL PACIFIC FINANCIAL CORP., a Hawaii corporation (Registrant)
By:	/s/ DEAN K. HIRATA
Dean K. Hirata
Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clint Arnoldus, Dean Hirata and Glenn K.C. Ching, with full power to act alone, as his or her true and lawful attorney-in-fact and agent acting alone, with full power of substitution and resubstitution, for him or her and in his or her name place and stead, in any and all capacities to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Exchange Act of 1933, this Report has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLINT ARNOLDUS Clint Arnoldus	Chief Executive Officer (Principal Executive Officer) and Director	October 25, 2006
/s/ RONALD K. MIGITA Ronald K. Migita	Chairman of the Board	October 25, 2006
/s/ DEAN K. HIRATA Dean K. Hirata	Vice Chairman and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2006

Signature	Title	Date
/s/ RICHARD J. BLANGIARDI Richard J. Blangiardi	Director	October 25, 2006
/s/ CHRISTINE H.H. CAMP FRIEDMAN Christine H. H. Camp Friedman	Director	October 25, 2006
/s/ B. JEANNIE HEDBERG B. Jeannie Hedberg	Director	October 25, 2006
/s/ EARL E. FRY Earl E. Fry	Director	October 25, 2006
/s/ DENNIS I. HIROTA Dennis I. Hirota	Director	October 25, 2006
/s/ CLAYTON K. HONBO Clayton K. Honbo	Director	October 25, 2006
/s/ PAUL J. KOSASA Paul J. Kosasa	Director	October 25, 2006
/s/ DUANE K. KURISU Duane K. Kurisu	Director	October 25, 2006
/s/ COLBERT M. MATSUMOTO Colbert M. Matsumoto	Director	October 25, 2006
/s/ MIKE K. SAYAMA Mike K. Sayama	Director	October 25, 2006
/s/ MAURICE H. YAMASATO Maurice H. Yamasato	Director	October 25, 2006
/s/ DWIGHT L. YOSHIMURA Dwight L. Yoshimura	Director	October 25, 2006
/s/ CRYSTAL K. ROSE Crystal K. Rose	Director	October 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Counsel

23.1	Consent of KPMG LLP

24.1	Power of Attorney (see signature pages of this Registration Statement)